                                                                      Exhibit 5

        [Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel letterhead]



                                  June 14, 1996

American Asset Advisers Trust, Inc.
8 Greenway Plaza
Suite 824
Houston, Texas  77046

                                    Re:     Amendment No. 1 to Registration
                                            Statement on Form S-11
                                            (Commission No.: 0-28378):
                                            2,926,829.2682 Shares of Common
                                            Stock, $.01 Par Value Per Share
                                            -------------------------------

Ladies and Gentlemen:

         We are acting as counsel for American Asset Advisers Trust, Inc., a Maryland corporation (the "Company"), with respect to Amendment No. 1 to the Registration Statement on Form S-11 (the "Registration Statement"), Commission File No. 0-28378, in connection with the registration under the Securities Act of 1933, as amended, of up to 2,926,829.2682 shares (the "Shares") of Common Stock, $.01 par value per share (the "Common Stock"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to them in the Registration Statement.

         In connection with this opinion, we have examined the following documents (collectively, the "Documents"):

         1.       The Registration Statement;

         2. The charter of the Company, certified as of a recent date by the State Department of Assessments and Taxation of Maryland
(the "SDAT");

         3.       The Amended and Restated Bylaws of the Company, as amended;

         4. Resolutions adopted by the Board of Directors of the Company relating to the sale and issuance of the Shares;

         5. A certificate as of a recent date of the SDAT as to the good standing of the Company;

         6. A certificate executed by Phil P. Moss, Executive Vice President of the Company, dated June 14, 1996; and

         7. Such other documents and matters we have deemed necessary or appropriate to express the opinion set forth herein, subject to the assumptions, limitations and qualifications stated herein.

         In expressing the opinion herein we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

         1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms except as limited (a) by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights or (b) by general equitable principles;

         2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so;

         3. Each individual executing any of the Documents is legally competent to do so; and

         4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications of or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by action or conduct of the parties.

         The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

         1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is good standing with the SDAT.

         2. The Shares have been duly authorized and, when sold and delivered against payment therefor in the manner described in such authorization, will be validly issued, fully paid and nonassessable.

         With respect to all matters of Maryland law, we have relied exclusively on the opinion of Ballard Spahr Andrews & Ingersoll, addressed to us, dated the date hereof, upon which we are permitted to rely.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references to this firm in the Registration Statement under the captions "Legal Matters," "Experts" and "Income Tax Aspects."

                                            Very truly yours,

                                            /s/ Greenberg, Traurig, Hoffman,
                                                Lipoff, Rosen & Quentel
                                            --------------------------------
                                                Greenberg, Traurig, Hoffman,
                                                Lipoff, Rosen & Quentel